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                                                                    EXHIBIT 10.4

                                   LLOYDS TSB
                                   COMMERCIAL






                                                               24th October 2001


The Directors
Take-Two Interactive Software Europe Limited
Saxon House
2-4 Victoria Street
Windsor
Berks
SL4 1EN



Dear Sirs:

OVERDRAFT AND OTHER FACILITIES

         We Lloyds TSB Bank plc (the "Bank") are pleased to offer to Take Two Interactive Software Europe Limited (the "Company") and to each of Jack of All Games (UK) Limited, Take Two Interactive France SA, and Joytech Europe Limited an overdraft facility in sterling and/or in US dollars and Euro on the following terms and conditions.

Amount

         The Gross Borrowing shall not at any time exceed (pound)19,100,000 and the Net Borrowing shall not at any time exceed (pound)13,100,000. For the purposes of this letter "Gross Borrowing" means the aggregate of all amounts outstanding under the facility (calculated on the basis of cleared funds) and "Net Borrowing" means Gross Borrowing less the aggregate of all cleared credit balances that may in the Bank's opinion be legally set off against the Gross Borrowing (such credit balances that may in the Bank's opinion be legally set off against the Gross Borrowing less the aggregate of all cleared balances that may in the Bank's opinion be legally set off against the Gross Borrowing (such credit balances being referred to below as the "credit balances").

         For the purposes of determining whether the total amount owing is at any particular time within or in excess of the agreed limit, credit balances in a currency other than sterling shall be nationally converted into sterling on the basis of the rate at which the Bank would sell sterling for that currency at that time and amounts owing in a currency other than sterling shall be notionally converted into sterling on the basis of the rate at which the Bank would sell that currency for sterling at that time.


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         You should note that the above limit applies collectively to the overdraft facility and to the indemnity line, and the documentary credit facility included in the other facilities referred to below. Because of this, utilizations of each such facility will be taken into account to determine the amount available for utilization by the other facilities.

         Utilizations of the indemnity line, and the documentary credit facility are also subject to the lower limit set out in the Schedule of Other Facilities.

Availability

         The Bank's present intention is to make the facility available until 31st March 2002 and all moneys from time to time owing to the Bank under the facility shall be repaid no later than this date or such later date as may from time to time be advised in writing by the Bank. The Bank may, nevertheless, terminate the facility at any time and may, at such time or at any time thereafter, demand immediate payment of all amounts owing under or in connection with the facility. The amounts owing at any time may include interest or charges which have been debited to one or more of the accounts in accordance with the terms of this letter.

         The Bank shall have the right at the time of making demand or at any time thereafter to convert all amounts then due and payable in a currency other than sterling into sterling at the Bank's exchange rate for selling that currency against sterling at that time. The Bank shall as soon as possible after such conversion advise you of the sterling amount then owing.

Interest

         Interest shall be calculated on a daily basis and will be payable on amounts owing as follows:

         (a) if the sterling credit balances are equivalent to or greater than the total owing under the facility in that currency (being the aggregate cleared daily overdrawn balance of the relevant sterling account or accounts), at 1% per annum on the total amount owing in that currency, or

         (b) if the sterling credit balances are less than the total amount owing under the facility in that currency, at (i) 1.25% per annum over the Bank's Base Rate from time to time (currently 5.75% per annum in total) on the net overdraft, and (ii) 1% per annum on an amount equivalent to the credit balances in that currency, and, in each case, at 1.25% per annum over the Bank's relevant short term offered rate from time to time in the case of amounts owing in any other currency on the total amount owing in that currency.

         For the purposes of the above, the net overdraft on any day is the total amount owing under the facility in sterling less the credit balances in that currency and the "credit balances" are the aggregate of all non-interest bearing cleared credit balances in the same currency that may in the Bank's opinion be legally set off against amounts owing under the facility.


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         Interest will be debited to the relevant account monthly in arrears
(normally on the 10th of each month or on the next working day) in the case of sterling and quarterly in arrears (normally on the 10th of each of March, June, September and December or on the next working day) in the case of any other currency, interest may also be debited on the date upon which the facility ceases to be available.

         The Bank's Base Rate may be varied (either up or down) by the Bank at any time. Notice of changes will be displayed in branches of the Bank, although the Bank's short term offered rate for each currency may vary from day to day and upon request the Bank will advise you of the rates then applicable.

         Interest will be calculated on the basis of the actual number of days elapsed and a 360 day year or a 365 day year as is in the Bank's reasonable opinion usual market practice for the relevant currency.

Costs and Charges

         Charges will be payable on each sterling account monthly in accordance with the itemised tariff detailed on the enclosed factsheet.

         In addition further charges will be payable for other services provided, as shown in the enclosed tariff leaflet or as otherwise advised by the Bank from time to time.

Letters of Credit fees

Opening Fee:           8.5 pence per (pound)100
Acceptance:            10 pence per (pound)100
Extension/Increase:    8.5 pence per (pound)100 (min (pound)40)
Payment:               12.5 pence per (pound)100 (min (pound)40; max (pound)110)
Amendment:             (pound)30 per amendment
Cancellation:          (pound)30 per Letter of Credit

         These charges will be debited to the relevant account and may be varied by the Bank at any time and notice of changes will be advised to you. All costs and expenses incurred by the Bank in creating, preserving or enforcing the security referred to below shall be debited to account number 0208105 of the Company under advice.

         An arrangement fee of (pound)5,000 is payable. This will be debited to the account number 0208125 of the Company in the next few days.


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         All costs and expenses incurred by the Bank in creating, preserving, or enforcing the security referred to below shall be debited to account number 0208125 of the Company under advice.

Security

         It is a condition of the facility (and of the other facilities referred to below) that amounts owing shall be secured by the following. Any security which is not already in place is to be provided to the Bank in a form acceptable to the Bank and, if so requested by the Bank, shall be accompanied by evidence of the value of the security.

         (a) an all moneys guarantee dated 5th January 2001 from Take Two Interactive Software Inc. for a principal amount of (pound)15,788,000 plus interest and other costs as detailed in the guarantee and in respect of the debts and liabilities to the Bank of Take Two Interactive Software Europe Limited, respect of the debts and liabilities to the Bank of Take Two Interactive Software Europe Limited,

         (b)      an unlimited debenture from Take Two Interactive France SA,

         (c) an assignment of the proceeds of COFACE debtor insurance policies number 66925/00 GBI, 68923/000 GBI, 68899/00 GBI and
                  7338/02 taken out in respect of Take Two Interactive Software Europe Limited, Jack of All Games UK Limited, Joytech Europe Limited, Take Two Interactive France SA and Take Two Interactive Germany GmbH with assurers acceptable to the Bank,

         (d)      an unlimited debenture from Take Two Interactive Germany GmbH

         (e) an omnibus guarantee and set off agreement dated 7th February 2001 among the Bank, Take Two Interactive Software Europe Limited, Jack of All Games UK Limited, Take Two Interactive France SA, Take Two International Germany GmbH and Joytech Europe Limited,

         (f) an unlimited debenture dated 24th January 2001 from Take Two Interactive Software Europe Limited,

         (g) an unlimited debenture dated 24th January 2001 from Jack of All Games UK Limited, and

         (h) an unlimited debenture date 24th January 2001 from Joytech Europe Limited.


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Financial Information

         Whilst the facility and/or any of the other facilities remain available each of you should provide to the Bank as soon as possible after the end of the period to which they relate copies of any financial information that the Bank may from time to time reasonably request, including:

         a) your audited annual accounts within 90 days of the end of your financial year, and

         b) your monthly management accounts together with or including an age analysis of debtors, and within 30 days of the end of each month, and

         c) our rolling monthly forecast balance sheet to be revised quarterly within 30 days of the end of each quarter.

         The figures so provided should demonstrate that the group's good book debts (over which a charge or security interest has been given to the Bank and after taking into account any charges or security interests that rank in priority to the Bank, any inter group debts, and any credit notes) are not less than 170% of the group's utilization of all overdraft facilities, the documentary credit facility, and the indemnity line provided by the Bank with any breach identified to be corrected by means of a cash injection by Take Two Interactive Software Inc.

Other Facilities

         In addition to the overdraft facility we are pleased to offer the facilities detailed in the Schedule of other Facilities. Except when reference is made to another agreement, each additional facility will be available upon such terms and conditions as shall from time to time be specified by the Bank. The facilities may be cancelled by the Bank at any time, but it is the Bank's present intention to keep the facilities in place for the period of availability of the overdraft facility and the liability in respect of any utilization may extend beyond such period of availability.

         Amounts outstanding in connection with the foreign exchange facility, the indemnity line, and the documentary credit facility may be in sterling and/or any other currency. For the purpose of determining whether there is sufficient availability within the specified limit for any particular utilization, amounts outstanding in a currency other than sterling shall be notionally converted into sterling on the date of the proposed utilisation on the basis of the rate at which the Bank would sell the relevant currency for sterling at that time.

         If upon termination of the overdraft facility there are any foreign exchange contracts outstanding or any contingent liabilities existing under these additional facilities (or any of them) the Bank shall have the right at any time to close out any such foreign exchange contracts and upon any request from the Bank:


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         (a)      an amount sufficient to indemnify the Bank for all costs and losses incurred by the Bank in or in connection with closing out such foreign exchange contracts shall be paid to the Bank, and

         (b) an amount equal to the value of any such contingent liabilities existing at such time shall be deposited with the Bank with the intent that such deposit shall be held by the Bank as security for those liabilities and that such documentation and other things (including the payment of any associated costs) as the Bank may require in order to perfect such security shall be completed.

         For the purposes of the above, the Bank shall have the right at the time of making demand or at any time thereafter to convert all amounts then due and payable in connection with any of those additional facilities in a currency other than sterling at the Bank's exchange rate for selling that currency against sterling at that time. The Bank shall as soon as possible after such conversion advise the sterling amount then owing.

         The Bank may debit any amount owing in connection with these additional facilities to the account of the relevant company with the Bank whether or not that would cause the account to become overdrawn or the agreed overdraft limit on the account to be breached.

Other Terms of Offer

         This letter is for the benefit of the contracting parties only and shall not confer any benefit on or be enforceable by a third party.

         Please confirm your acceptance of the facilities offered by returning the attached duplicate of this letter with the acknowledgement signed in accordance with the bank mandate currently held by the Bank. If such confirmation is not received by the Bank (at the address given at the heading of this letter) by 24th November 2001 the offer will lapse.

                                        Yours faithfully,
                                        For and on behalf of Lloyds TSB Bank plc


                                              /s/ Paul Notarbartolo

                                              Paul Notarbartolo
                                              Senior Manager
                                              Lloyds TSB Commercial


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We hereby acknowledge and accept the terms of your offer dated 24th October 2001 of which this is a duplicate and agree all the terms and conditions therein contained. In accepting this letter we all confirm (as regards ourselves) that neither the execution by us of this letter nor the utilization by us of the facilities being made available will conflict with or breach any requirement or limitation set out in our Memorandum and Articles of Association.

For and on behalf of Take Two Interactive Software Europe Limited (company registered under 2739756)

Signed by                          (name)                                 (name)
          ----------------------            --------------------------
                              (signature)                            (signature)
-----------------------------               ------------------------
                              2001 (date)                            2001 (date)
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For and on behalf of Jack of All Games (UK) Limited (company registered number
2981108)

Signed by                                             (name)
          -------------------------------------------
                                                      (signature)
                  -----------------------------------
                                                      2001 (date)
                  -----------------------------------

For and on behalf of Take Two Interactive France SA



Signed by                          (name)
          ----------------------
                              (signature)
-----------------------------
                              2001 (date)
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For and on behalf of Joytech Europe Limited (company registered number 3376299)

Signed by                          (name)
          ----------------------
                              (signature)
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                              2001 (date)
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This letter creates legal obligations. Before signing you may wish to take independent advice